UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2020

FIRST FINANCIAL BANKSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	0-7674	75-0944023
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Pine Street, Abilene, Texas 79601

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13 e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 24, 2020, First Financial Bankshares, Inc. (the “Company”) announced the appointment of James R. Gordon as Executive Vice President and Chief Financial Officer effective on or about May 15, 2020. Mr. Gordon will succeed J. Bruce Hildebrand who previously announced his retirement. Mr. Hildebrand will continue to serve as Chief Financial Officer until his retirement. Mr. Hildebrand’s retirement is not the result of any disagreement with the Company on any matter related to the operations, policies or practices of the Company.

Prior to this selection, Mr. Gordon served from 2016 to 2020 as Chief Financial Officer of FB Financial Corporation and FirstBank based in Nashville, Tennessee. Mr. Gordon, who is 54 years old, has had an extensive career in banking.

There is no arrangement or understanding between Mr. Gordon and any other persons in connection with Mr. Gordon’s appointment as Chief Financial Officer, and Mr. Gordon has no family relationship with any director or executive officer of the Company. Mr. Gordon has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

As part of his executive compensation package, Mr. Gordon is entitled to receive an initial annual base salary of $600,000 and he will receive a signing bonus of $125,000. Mr. Gordon will also receive a restricted stock grant of $200,000 effective as of his start date that will vest on the first anniversary thereof. He is eligible to participate in the management bonus program, incentive stock plan, profit sharing plan, and the make whole plan. The Company will also reimburse Mr. Gordon for his moving expenses to Abilene.

Mr. Gordon will also enter into a Change of Control/Executive Recognition Agreement (“Executive Recognition Agreement”) with the Company. The Executive Recognition Agreement provides for the payment of severance, generally in the form of a lump sum cash payment equal to 208% of Mr. Gordon’s annual base salary immediately preceding the date of termination in the event that Mr. Gordon’s employment terminates, including for “good reason” and other than as a result of “disability,” “death,” “retirement” or for “cause,” as each are defined in the Executive Recognition Agreement, and his separation from service occurs within two years after a change of control of the Company. The foregoing is a summary and is subject in all respects to the terms and conditions of the Executive Recognition Agreement.

ITEM 7.01	REGULATION FD DISCLOSURE.

On April 24, 2020, the Company issued a press release announcing the selection of James R. Gordon as Chief Financial Officer as discussed above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The following is an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release issued by First Financial Bankshares, Inc., dated April 24, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
(Registrant)

DATE: April 24, 2020	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
President and Chief Executive Officer